Exhibit 10.14

OPTION AGREEMENT

(Carrier Center)

THIS OPTION AGREEMENT (this “Agreement”) is made on July 31, 2004, by and between Digital Realty Trust, L.P., a Maryland limited partnership (“Optionee” or the “Operating Partnership”), and Global Innovation Partners, LLC, a Delaware limited liability company (“Optionor”).

RECITALS

A. Optionor owns a 100% interest in GIP 7th Street, LLC, a Delaware limited liability company (the “Fee Owner” and collectively with Optionor, the “Property Owners” and each individually, a “Property Owner”). The Fee Owner owns that certain real property described in Exhibit A attached hereto (the “Land”) and the buildings, structures, and other improvements situated on the Land or hereinafter constructed or acquired (the “Property”).

B. The Operating Partnership desires to have the right (but not the obligation) to either (i) merge the Fee Owner with the Operating Partnership or a subsidiary thereof as the survivor, or (ii) acquire all of Optionor’s right, title and interest in its one-hundred percent (100%) membership interest in the Fee Owner, including, without limitation, all of Optionor’s voting rights and interests in the capital, profits and losses arising out of such interest (such, right, title and interest in and to the Fee Owner hereinafter collectively referred to as the “Interests”), each on the terms and subject to the conditions set forth herein. As used herein, “Option” means either the option to merge with the Fee Owner or acquire the Interests under this Agreement.

C. The Operating Partnership desires to acquire the Option as part of a series of transactions (collectively, the “Formation Transactions”) relating to the proposed initial public offering (the “Public Offering”) of common stock of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), the general partner of the Operating Partnership.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Operating Partnership and Optionor agree as follows:

1. Grant of Option. Optionor hereby grants to the Operating Partnership an option to either (i) merge with the Fee Owner (the “Merger”) or (ii) acquire all of Optionor’s right, title and interest in the Interests (or, at the Operating Partnership’s discretion, the Optionor shall cause the Fee Owner to allow for the acquisition of the Property by the Operating Partnership upon the procedures and for the Consideration as provided for herein), in each case on the terms and conditions set forth herein.

1.1 Effectiveness of Option. This Agreement and the Option granted hereby shall be effective as of the date hereof.

1.2 Commencement of Option. The Operating Partnership shall have the right to exercise the Option at any time after the date hereof until the expiration of the Option pursuant to Section 1.3.

1.3 Term of Option. Subject to Section 1.2, the Option shall expire on December 31, 2005, unless earlier terminated as described in Section 6 hereof (such term being the “Exercise Period” or the “Option Term”).

1.4 Intentionally Omitted.

1.5 Subordination. The Option granted by this Agreement and the rights of the Operating Partnership hereunder are and shall be subordinate to any Existing Financings and New Financings (each as hereafter defined).

2. Process for Exercise of Option.

2.1 Exercise. The Option may be exercised during the Exercise Period by delivery of written notice by the Operating Partnership to Optionor (the “Exercise Notice”), stating that the Option is exercised on the terms set forth in this Agreement. The date upon which the Exercise Notice is received by Optionor shall hereinafter be referred to as the “Exercise Date.” If the Option is exercised, the Merger shall occur or the Interests shall be conveyed within ninety (90) days of the Exercise Date, subject to the terms of the Acquisition Agreement (as defined in Section 3.1).

2.2 Inspection. Optionor hereby agrees to cause Fee Owner to permit the Operating Partnership and its agents to enter upon the Property, subject to the rights of any tenants, at reasonable times to make such surveys, inspections and tests as may reasonably be necessary in connection with its examination of the Property. The Operating Partnership hereby agrees to repair any damage it or its agents may cause to the Property as a result of any such inspections or tests or any other related damage caused by the Operating Partnership or its agents, and further agrees to indemnify, defend and hold Optionor and Fee Owner harmless from and against any and all claims, losses, damages and expenses, including reasonable attorneys’ fees, suffered by a Property Owner as a direct result of the Operating Partnership’s or the Operating Partnership’s agents entry upon or acts upon the Property in connection with any such inspections or tests or any other related damage caused by the Operating Partnership or its agents.

2.3 Information. Optionor agrees to permit the Operating Partnership and its agents to review all books, records and other documentation reasonably requested by the Operating Partnership with respect to Optionor, Fee Owner, the Interests and the Property which are in Optionor’s possession and control. Optionor will provide (or cause to be provided) a report of the status of the Interests and, to the extent within Optionor’s possession or control, the Property, on a quarterly basis, which report shall include unaudited financials.

3. Process.

3.1 Escrow; Acquisition Agreement. Upon exercise of the Option by delivery of either an Exercise Notice or an OP Notice (as defined in Section 4) by the Operating Partnership, Optionor shall open, within five (5) business days after the Exercise Date, an escrow with a title insurance company or other escrow company selected by Optionor and reasonably acceptable to the Operating Partnership at an office of such title insurance company in Los Angeles County and shall notify the Operating Partnership of the number and location of such escrow (the “Escrow”). Within 30 days after opening the Escrow, the parties shall execute a mutually acceptable merger or acquisition agreement, as applicable, (an “Acquisition Agreement”), and shall deliver one executed copy to each of Optionor and the Operating Partnership, and one executed copy to the Escrow holder. Optionor and the Operating Partnership shall thereafter additionally execute, acknowledge and deliver any and all other documents reasonably necessary or appropriate to carry out the terms and conditions of the Acquisition Agreement. Any Acquisition Agreement for the exercise of this Option on or prior to the closing date of the Contribution Agreement (the “Contribution Agreement”), dated as of the date hereof, between Optionor and the Operating Partnership, shall serve solely to convey title to the Property or the Interests (as the case may be), and shall not (subject to Section 8.9 hereof) contain terms, conditions, representations or warranties other than such terms, conditions, representations or warranties as are substantially identical to those set forth in this Agreement. Any Acquisition Agreement for the exercise of this Option after the closing date of the Contribution Agreement shall provide for the terms, conditions, representations and warranties customarily provided in “as is” real estate transactions. Notwithstanding the foregoing, any Acquisition Agreement with respect to an exercise pursuant to Section 4 shall be consistent with the terms, conditions, representations and warranties as set forth in the Offer.

(a) The term “Initial Option Period” shall mean the period from the date hereof until the day seven months after the consummation of the Public Offering.

3.2 Consideration.

(a) The consideration to be paid by the Operating Partnership for the Interests or upon consummation of the merger or acquisition (the “Consideration”) pursuant to an exercise of the Option under Section 2.1:

(i) During the Initial Option Period, as set forth on Exhibit B attached hereto;

(ii) for the Option Term from and after the expiration of the Initial Option Period, shall be equal to the number of OP Units whose “Market Value” (as defined below) equals $35,539,060 plus any documented (A) non-recurring capital expenditures incurred for the benefit of the Property and paid for by the Optionor or the Fee Owner subsequent to the consummation of the Public Offering and (B) tenant improvements or leasing commissions paid by the Optionor or the Fee Owner subsequent to the consummation of the Public Offering in connection with leases entered into in compliance with this

Agreement (but only, in the case of either (A) or (B) above, to the extent such amounts are not reimbursable by tenants pursuant to the terms of leases in effect for the Property), adjusted as appropriate to reflect any customary and usual property prorations as contemplated by the Acquisition Agreement.

(iii) The term “Market Value” means the average of the daily market price of the common stock of the Company (or any successor thereto) (the “Common Stock”) for the ten (10) consecutive trading days immediately preceding the closing of the transactions under the Acquisition Agreement (or such shorter time that the Common Stock has been trading). For purposes of determining Market Value, one (1) OP Unit shall be deemed in value to be equal to (1) share of Common Stock, subject to any adjustments required under the partnership agreement in effect for the Operating Partnership or to reflect stock splits, reclassifications, dividends in-kind, and the like.

(iv) The term “OP Unit” shall mean units of limited partnership in the Operating Partnership.

(b) At the closing of the Merger or the acquisition of the Interests pursuant to the Acquisition Agreement, all reserves held by or on behalf of any Property Owner as required by applicable lenders or otherwise shall either be (i) returned to the applicable Property Owner, or (ii) transferred to or for the benefit of the Operating Partnership in which event a credit shall be applied to increase the Consideration by the amount of such transferred reserves.

(c) In exercising the Option, the Operating Partnership will use reasonable commercial efforts to cooperate with Optionor (and direct and indirect owners of Optionor) to minimize any taxes, fees or prepayment penalties payable in connection with such exercise or the assumption or repayment of debt relating to the Property; provided that, except as otherwise set forth in this Agreement, such cooperation shall not require the Operating Partnership to unreasonably delay the closing under the Acquisition Agreement or require the Operating Partnership to assume additional liabilities or incur any material amount of out-of-pocket expenses.

(d) Pursuant to an amendment to the Agreement of Limited Partnership of the Operating Partnership that the Operating Partnership intends to execute in connection with the Public Offering and the Formation Transactions, the OP Units will be redeemable or exchangeable for shares of the Common Stock on the terms and conditions set forth therein. Such shares of Common Stock shall be entitled to registration rights substantially similar to the registration rights agreement to be entered into between the Operating Partnership and the Optionor, among others, in connection with the Formation Transactions (other than with respect to underwritten demand registration rights, to which Optionor shall not be entitled to a separate demand registration right thereunder, although any OP Units issued pursuant to this Agreement may be included in any underwritten demand registration pursuant to such other registration rights agreement) and subject to any restrictions or agreements affecting such rights contained therein.

(e) The Operating Partnership covenants and agrees to not exercise this Option subsequent to the consummation of the Public Offering during any period during which the Common Stock is not then listed on any United States national securities exchange or established automated over-the-counter trading market in the United States.

3.3 Withholding. Optionor shall execute upon the Merger or conveyance of the Interests such certificates or affidavits reasonably necessary to document the inapplicability of any federal or state tax withholding provisions, including without limitation those referred to in Section 8.5 below. If Optionor fails to provide such certificates or affidavits, the Operating Partnership may withhold a portion of the Consideration as required by the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law.

3.4 Taxes. If the transactions contemplated by this Agreement and the Acquisition Agreement are consummated, then the following shall apply:

(a) Acquisition is Treated as Contribution. If the Consideration consists in whole or in part of OP Units, the merger or transfer, assignment and exchange contemplated by this Agreement shall constitute a “Capital Contribution” to the Operating Partnership pursuant to Article 4 of the Limited Partnership Agreement and is intended to be governed by Section 721(a) of the Code, and the Operating Partnership and Optionor agree to report this transaction consistent with such treatment. Any Merger shall be governed by Section 708(b)(2)(A) of the Code.

(b) Allocation of Consideration. The Consideration shall be allocated in a manner reasonably agreed upon by the Operating Partnership and Optionor. The Operating Partnership and Optionor agree to (i) be bound by the allocation, (ii) act in accordance with the allocation in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto and (iii) take no position and cause their affiliates to take no position inconsistent with the allocation for income tax purposes.

(c) Cooperation and Tax Disputes. Optionor and the Operating Partnership shall provide each other with such cooperation and information relating to the Property or the Interests as the parties reasonably may request in (i) filing any tax return, amended tax return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, or (iii) conducting or defending any proceeding in respect of taxes. Any time after the date hereof, the Operating Partnership shall promptly notify Optionor in writing upon receipt by the Operating Partnership or any of its affiliates of notice of (i) any pending or threatened tax audits or assessments with respect to the Property or the Interests and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments of the Operating Partnership or any of its affiliates, in each case which may affect the liabilities for taxes of Optionor with respect to any tax period ending on or before the date on which the acquisition of the Interests or Merger occurs (the “Closing Date”). Optionor shall promptly notify the Operating Partnership in writing upon receipt by Optionor of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of the Property or the Fee Owner. Each of the Operating Partnership and Optionor may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date, provided, that Optionor shall have the right to control the conduct of any such audit or proceeding or portion thereof for which Optionor (or its direct or indirect owners, if applicable) has acknowledged liability (except as a partner of the Operating Partnership) for the payment of any additional tax liability, and the Operating Partnership shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Operating Partnership nor Optionor may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its direct or indirect owners without the consent of the other party, such consent not to be unreasonably withheld. Optionor and the Operating Partnership shall retain all tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate and until the final determination of any tax in respect of such years.

(d) Tax Allocations. With respect to the Property or the Interests that are directly or indirectly contributed to the Operating Partnership as provided in Section (a) above, the Operating Partnership and Optionor agree that the Operating Partnership shall use the “traditional method”, as described in Regulations Section 1.704-3(b), to make allocations of taxable income and loss among the partners of the Operating Partnership.

(e) Transfer Taxes. The Operating Partnership shall pay the cost of any documentary transfer taxes arising from the Merger or the sale of the Interests pursuant to the Acquisition Agreement.

(f) Closing Costs and Prorations. All recording fees, escrow fees, and other closing costs (except documentary transfer taxes as provided in Section 3.5(e) above) shall be allocated according to custom and practice based on the location of the Property. All income and expenses of the Property or the Interests shall be prorated according to custom and practice based on the location of the Property.

(g) Survivability. This Section 3.4 shall survive the expiration or earlier termination of this Agreement for a period of one year from the date of such expiration or earlier termination.

4. Right of First Refusal. If Optionor receives an offer from an unaffiliated third party to purchase the Property or the Interests, merge or enter into a ground lease or substantially similar transaction with any Property Owner (the “Offer”) at any time during the “ROFR Term” (as hereinafter defined), then, subject only to Optionee’s right of first refusal contained in this Section 4, Optionor shall have the right to convey the Property or the Interests to such third party, merge or enter into a ground lease or substantially similar transaction with such entity during the term of this Agreement. If Optionor desires to accept the Offer, Optionor shall first give written notice (the “ROFR Notice”) thereof to the Operating Partnership (the date the ROFR Notice is received by the Operating Partnership is referred to as the “Notice Date”), which ROFR Notice shall include the proposed purchase price and other material economic terms (collectively, the “Acquisition Terms”) of the proposed transfer of the Property or the Interests, merger of any Property Owner, ground lease or substantially similar transaction with another entity. The ROFR Notice shall also include a written statement of Optionor’s determination of the consideration for the Property or the Interests. The Operating Partnership shall have thirty (30) days from the Notice Date to give written notice to Optionor (the “OP Notice”) of its election to merge with a Property Owner, acquire the Property or the Interests or enter into a ground lease or other agreement either (i) for the same purchase price and on substantially the same other terms as set forth in the Offer, or (ii) pursuant to the exercise of its Option under Section 2.1. If the Operating Partnership fails to make such election on a timely basis, the Optionor shall have the right to consummate the transaction with an unaffiliated third party on terms which are generally as good or more favorable to Optionor than the Acquisition Terms within 180 days following the Notice Date. The term of the right of first refusal contained in this Section 4 shall commence upon the consummation of the Public Offering and shall expire on the date this Agreement terminates pursuant to Section 6 below (the “ROFR Term”).

5. Marketing the Interests for Sale. Optionor agrees not to affirmatively advertise, list or take other steps to actively market the Property or the Interests for sale during the Option Term.

6. Termination of this Agreement. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (i) the sale, transfer or contribution (directly or indirectly) of all the parcels comprising the Property or the Interests to any party (including the Operating Partnership) or the merger of the Fee Owner with any other entity in accordance with this Agreement, (ii) the failure by the Operating Partnership to timely close on the acquisition of the Interests or effect the Merger after opening the Escrow, (iii) the completion of the dissolution and winding up of the Optionor and (iv) the expiration of the Option Term.

7. Procedure if Option Terminates.

7.1 Notice of Termination. If the Option expires or is earlier terminated pursuant to this Agreement, Optionor will provide notice of such expiration or termination to the Operating Partnership (the “Option Termination Notice”). The delivery of the Option Termination Notice shall not be a condition precedent to the effectiveness of such expiration or earlier termination.

7.2 Verification of Termination. Upon receipt of the Option Termination Notice, the Operating Partnership agrees that, if the Option is terminated, it will execute, acknowledge and deliver to Optionor in recordable form with appropriate authorization for recording, within ten (10) days from request therefore, a quitclaim deed or any other document reasonably requested by Optionor or a title insurance company to verify the termination of the Option.

7.3 Right to Documents. Upon receipt of the Option Termination Notice, the Operating Partnership shall forthwith deliver (or cause to be delivered) to Optionor and shall be deemed to have assigned to Optionor (without the execution of further documentation or instruments), any governmental applications, permits, maps, plans, specifications and other documents in its possession or that it has made or contracted to be made respecting the Property or the Interests, including without limitation all engineering reports, surveys, soil tests, seismic studies, environmental reports, grading, flood control and drainage plans, design renderings, market analyses, feasibility studies, proposed tentative, parcel and final maps, and all correspondence with governmental agencies and their personnel concerning the same.

7.4 Survival. Section 7 shall survive the expiration or earlier termination of this Agreement.

8. Representations and Warranties. As of the date hereof, Optionor represents and warrants to Optionee as follows:

8.1 Organization; Authority. Optionor is duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation. Optionor has the legal capacity to enter this Agreement.

8.2 Due Authorization. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of Optionor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Optionor, each enforceable against Optionor in accordance with its terms.

8.3 Title to the Property and the Interests. Except as set forth on Schedule 8.3 attached hereto, Optionor represents and warrants that (a) it owns the Interests free and clear of all liens and encumbrances and (b) it has not granted an option or right of first refusal to purchase the Property or the Interests or merge with any other entity to any party other than the Operating Partnership.

8.4 Consents and Approvals. Optionor has full right, authority, power and capacity, and, except as may be obtained in connection with the Public Offering or the Formation Transactions, no consent, waiver, approval or authorization of any governmental entity, lender or other third party is required for Optionor: (i) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Optionor pursuant to this Agreement; and (ii) except as required by any applicable financing agreement, to carry out the transactions contemplated hereby and thereby.

8.5 Non-Foreign Status. Optionor is a United States person as defined in the Code, and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements.

8.6 No Brokers. Optionor has not employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Operating Partnership or any of its affiliates to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated by this Agreement.

8.7 No Other Agreements to Sell. Except for the Option granted hereby, Optionor has made no agreement and has no obligation (absolute or contingent) to sell or option the Property or the Interests or merge with any other entity.

8.8 Indemnity. Optionor shall indemnify, defend and hold harmless the Operating Partnership for all costs and expenses (including reasonable attorneys’ fees) incurred by the Operating Partnership as a result of a breach of the representations contained in Section 8.1 through Section 8.8.

8.9 Additional Representations and Warranties. In the event that the Operating Partnership exercises this Option pursuant to Section 3.2(a)(i) hereof to close on or prior to the closing date of the Contribution Agreement, in lieu of the representations and warranties contained in Section 8.1 through Section 8.8 of this Agreement (including the indemnification provisions contained in Section 8.8 of this Agreement) the Optionor represents and warrants to the Operating Partnership as provided in Exhibit C to the Contribution Agreement, dated as of the date hereof, between the Optionor and the Operating Partnership (subject to qualification by the disclosures in the disclosure schedule attached to the Contribution Agreement as Appendix A) as if the Property were considered a “Property” and a “Participating Property” for purposes thereof, and acknowledges and agrees to be bound by the indemnification provisions contained in Exhibit C to the Contribution Agreement.

9. Covenants of Optionor.

(a) From the date hereof through the duration of the Option Term, and except in connection with the Formation Transactions, Optionor shall not, without the prior written consent of the Optionee:

(i) Sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its interest in the Interests or the Property; or

(ii) Except as otherwise disclosed on Schedule 9.0 attached hereto, mortgage, pledge or encumber all or any portion of its Partnership Interests or Contributed Assets.

(b) From the date hereof through the duration of the Option Term, and except in connection with the Formation Transactions, the Optionor, shall to the extent within its control, conduct the Optionor’s business in the ordinary course of business consistent with past practice, and shall, to the extent within its control and consistent with its obligations under the Optionor’s or Fee Owner’s operating agreements, not permit the Fee Owner, without the prior written consent of the Optionee, to:

(i) Enter into any material transaction not in the ordinary course of business with respect to the Property;

(ii) Except as otherwise disclosed on Schedule 9.0 attached hereto, mortgage, pledge or encumber any assets of the Fee Owner, except (A) liens for taxes not delinquent, (B) purchase money security interests in the ordinary course of the Fee Owner’s business, and (C) mechanics’ liens being disputed by the Fee Owner in good faith and by appropriate proceeding in the ordinary course of the Fee Owner’s business;

(iii) Cause or permit the Fee Owner to change the existing use of the Property;

(iv) Cause or take any action that would render any of the representations or warranties regarding the Property as set forth in Section 8 or on Schedule 8.3 untrue in any material respect except for leases entered into in the ordinary course of business in compliance with these covenants; or

(v) Make any distribution to its partners or members related to the Optionor, Fee Owner or the Property, except in the ordinary course of business consistent with past practices or as permitted by this Agreement; provided, however, that the Optionor shall give twenty (20) days advance notice to the Optionee thereof, and any such distribution shall require the Optionee’s consent (which shall not be unreasonably withheld).

(c) Property Management Agreement. Upon the consummation of the Public Offering, Optionor shall engage the Operating Partnership or a subsidiary thereof, as manager of the Property upon the standard terms and conditions of the standard form property management agreement then in use by the Operating Partnership, for a term for the remainder of the Option Term and non-terminable by Optionor.

10. Assignment. The Operating Partnership may not assign the Option without Optionor’s prior written consent, which consent may be conditioned, withheld or delayed in Optionor’s sole and absolute discretion, provided, that the Operating Partnership may assign the Option without Optionor’s consent to (i) the Company or (ii) any direct or indirect controlled affiliate of the Company or the Operating Partnership.

11. Notices; Exercise of the Option. Any notice or demand which must or may be given under this Agreement (including the exercise by the Operating Partnership of the Option) or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (ii) three business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) one business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express).

Any such notice shall be addressed and delivered or telecopied (a) in the case of a notice to the Operating Partnership at the following address and facsimile number:

Digital Realty Trust, L.P.

2730 Sand Hill Road

Suite 280

Menlo Park, California 94025

Phone: (650) 233-3610

Facsimile: (650) 233-3601

Attn: Michael Foust

and (b), in the case of a notice to Optionor, to the address and facsimile number set forth on the Signature Page hereof.

12. Dispute Resolution. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement or any other agreement between the parties), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an “Arbitrable Claim”), shall, subject to Section 12.1 below, be settled by final and binding arbitration conducted in San Francisco, California. The arbitrability of any Arbitrable Claims under this Agreement shall be resolved in accordance with a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”) involving, first, mediation before a retired judge from the JAMS panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another JAMS panelist. Such dispute resolution process shall be confidential and shall be conducted in accordance with California Evidence Code Section 1119.

12.1 Mediation. In the event any Arbitrable Claim is not resolved by an informal negotiation between the parties within fifteen (15) days after either party receives written notice that a Arbitrable Claim exists, the matter shall be referred to the San Francisco, California office of JAMS, or any other office agreed to by the parties, for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the Arbitrable Claims. The parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of JAMS will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the Arbitrable Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) thirty (30) days have elapsed since the Arbitrable Claim was first scheduled for mediation.

12.2 Arbitration. Should any Arbitrable Claims remain after the completion of the mediation process described above, the parties agree to submit all remaining Arbitrable Claims to final and binding arbitration administered by JAMS in accordance with the then existing JAMS Arbitration Rules. Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the California Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph. The arbitrator is without jurisdiction to apply any substantive law other than the laws selected or otherwise expressly provided in this Agreement. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Such award may include reasonable attorneys’ fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof.

12.3 Costs. The parties shall bear their respective costs incurred in connection with the procedures described in this Section 12, except that the parties shall equally share the fees and expenses of the mediator or arbitrator and the costs of the facility for the hearing.

12.4 Survivability. This dispute resolution process contained in this Section 12 shall survive the expiration or earlier termination of this Agreement. The parties expressly acknowledge that by signing this Agreement, they are giving up their respective right to a jury trial.

13. Miscellaneous.

13.1 Amendment. This Agreement may not be amended except by an instrument in writing signed by both Optionor and the Operating Partnership.

13.2 Entire Agreement; Counterparts; Applicable Law. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute but one and the same instrument and (c) shall be governed in all respects by the laws of California without giving effect to the conflict of law provisions thereof.

13.3 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

13.4 Binding Effect. Except as otherwise provided in Section 6 in regard to the termination of this Agreement, this Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, Optionor and the Operating Partnership and their respective successors and permitted assigns.

13.5 Equitable Remedies. The parties hereto agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the California (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

13.6 Recording. Subject to applicable consents required under any financing related to the Property or the Interests, Optionee shall have the right to record a memorandum of this Agreement in the real property records of the county in which the Property is situated. If

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Optionee records such a memorandum, Optionee covenants and agrees to record the appropriate notice of termination or cancellation upon the expiration or earlier termination of this Agreement.

13.7 Books and Records. Optionor shall maintain a copy or other evidence of this Agreement in its books and records relating to Fee Owner and the Property.

13.8 Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors.

13.9 Survival. Except as otherwise provided in this Agreement, it is the intention of the parties hereto that the provisions of this Agreement that contemplate performance after the Closing Date and the obligations of the parties not fully performed on the Closing Date shall survive the Closing Date and shall not be deemed to be merged into or waived by the instruments executed as of Closing Date.

13.10 Limited Liability. In no event shall the constituent members, partners, employees, officers, directors of the Optionor, or any Entity (as such term is defined in Exhibit C to the Contribution Agreement) other than the Optionor, be liable for monetary damages (or otherwise) for any breach of any of the representations, warranties, covenants and obligations contained in this Agreement or in any Exhibit, certificate or affidavit delivered by it pursuant hereto.

(Signature Page Follows)

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OPTION AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of this 31st day of July, 2004.

OPTIONOR

GLOBAL INNOVATION PARTNERS, LLC, a Delaware limited liability company

By:	GLOBAL INNOVATION MANAGER, LLC, a Delaware limited liability company
Its:	Manager

	By:	/s/ RICHARD A. MAGNUSON
Richard A. Magnuson
Chief Executive Officer

OPTIONOR’S NOTICE ADDRESS

c/o Global Innovation Partners

2730 Sand Hill Road

Suite 280

Menlo Park, California 94025

Phone: (650) 233-3610

Facsimile: (650) 233-3601

OPERATING PARTNERSHIP

Digital Realty Trust, L.P., a Maryland limited partnership

By:	Digital Realty Trust, Inc., a Maryland corporation
Its:	General Partner

	By:	/s/ MICHAEL F. FOUST
Michael F. Foust
Chief Executive Officer

EXHIBIT B

TO

OPTION AGREEMENT

Initial Option Term Consideration

Consideration pursuant to Section 3.2(a)(i) of the Agreement for the Initial Option Term shall be 1,776,953 OP Units, provided that, to the extent that, on the Determination Date, the Operating Partnership’s good faith estimate of the outstanding principal balance of existing indebtedness to be outstanding immediately prior to the Closing Date with respect to the Property is greater than or less than $56,195,900, the number of OP Units shall be decreased or increased, as the case may be, by the number of OP Units equal to such increase or decrease in existing indebtedness divided by Twenty Dollars ($20.00), rounded down to the nearest whole Partnership Unit.

With respect to this Exhibit B, the “Determination Date” shall mean a date, designated by the Operating Partnership, no more than five business days nor less than one business day prior to the “Subject to Completion Date” date set forth on the preliminary prospectus printed and distributed to potential investors in connection with the marketing of the Public Offering, provided, however, that if a subsequent preliminary prospectus is thereafter printed and recirculated to potential investors, then the Determination Date shall mean the date of such subsequent preliminary prospectus.

THE CALCULATION OF THE CONSIDERATION PURSUANT TO THIS EXHIBIT B SHALL BE PERFORMED BY THE OPERATING PARTNERSHIP. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, OPTIONOR AGREES THAT THE CALCULATION OF TOTAL CONSIDERATION SHALL BE FINAL AND BINDING UPON OPTIONOR. OPTIONOR HEREBY IRREVOCABLY WAIVES ANY AND ALL CLAIMS RELATING TO THE CALCULATION OF THE CONSIDERATION.

EXHIBIT B